THE SECURITY EVIDENCED BY THIS WARRANT AND THE SECURITIES TO BE PURCHASED UNDER THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE, TRANSFER OR ASSIGNMENT IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

THE SECURITY EVIDENCED BY THIS WARRANT AND THE SECURITIES TO BE PURCHASED UNDER THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL SET FORTH IN A CONVERTIBLE SECURED NOTE, OPTION AND WARRANT PURCHASE AGREEMENT DATED JUNE 17, 1997, BY AND AMONG SUPERGEN, INC., TAKO VENTURES, LLC AND, SOLELY FOR PURPOSES OF SECTIONS 5.3 AND 5.5 THEREOF, LAWRENCE J. ELLISON, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUPERGEN, INC. AT SUPERGEN, INC.'S PRINCIPAL EXECUTIVE OFFICES.

No. 1                                       Right to Purchase 350,000
June 17, 1997                               Shares of Common Stock
Void after June 17, 2007

                                    SUPERGEN, INC.

                        SERIES 2 COMMON STOCK PURCHASE WARRANT
                                     (Redeemable)

    SuperGen, Inc., a California corporation (the "Company"), hereby certifies that, for good and valuable consideration, Tako Ventures, LLC, a California limited liability company (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time during the period commencing at 10:00 a.m. on June 17, 1997 and ending on the earlier of
(i) the delivery of any Notice of Demand pursuant to that certain Convertible Secured Note, Option and Warrant Purchase Agreement by and among the Company, Tako Ventures, LLC, and solely for purposes of Sections 5.3 and 5.5 thereof, Lawrence J. Ellison dated as of June 17, 1997 (the "Purchase Agreement") and
(ii) 5:00 p.m., Pacific Time, on June 17, 2007, subject to earlier redemption in accordance with Section 3 below (the "Exercise Period"), up to the number of fully-paid and non-assessable shares of Common Stock of the Company set forth in
Section 1 below for the price per share set forth in Section 2 below, subject to adjustment as herein provided.

    1. NUMBER OF SHARES. Subject to adjustment as provided in Section 8 below, this Warrant shall be exercisable for Three Hundred Fifty Thousand ($350,000) shares of Common Stock of the Company, par value $0.001 (the "Shares").

    2. EXERCISE PRICE. This Warrant shall be exercisable at a price (the "Exercise Price") equal to Thirteen Dollars and Fifty Cents ($13.50) per Share, in U.S. dollars, subject to adjustment as provided in Section 8 below.

    3.   REDEMPTION BY THE ISSUER.

         3.1 From and after the Conversion Time (as defined in the Purchase Agreement) this Warrant may be redeemed at the option of the Company, in whole or in part on a pro-rata basis with all other Series 2 Warrants then outstanding, at any time if, at the time notice of such redemption is given by the Company as provided in Section 3.3, below, the Daily Price (after adjustment in accordance with Section 8.9) has exceeded $27.00 for the thirty (30) consecutive trading days immediately preceding the date of such notice, at a price equal to $0.25 per Warrant (the "Redemption Price"). For the purpose of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing bid price on that day as reported by the principal exchange or quotation system on which prices for the Common Stock are reported. On the Redemption Date (as defined below), the Warrant Holder shall be entitled to payment of the Redemption Price upon surrender of the redeemed portion of this Warrant to the Company at its principal office.

         3.2 A written notice of any redemption of this Warrant, which shall set forth the date for the redemption, which date must be not less than thirty
(30) days and not more than sixty (60) days following the date of such notice (the "Redemption Date"), shall be delivered by registered or certified mail, return receipt requested, to the Warrant Holder at its address appearing on the books or transfer records of the Company (or such other address designated in writing by the Warrant Holder to the Company not less than forty (40) days prior to the Redemption Date).

         3.3 This Warrant remains exercisable and convertible in full, as otherwise provided for herein, through and until the close of business on the Redemption Date. From and after the close of business on the Redemption Date, all rights of the Warrant Holder (except the right to receive the Redemption Price) shall terminate.

    4.   EXERCISE OR CONVERSION OF WARRANT.

         4.1 EXERCISE. During the Exercise Period, this Warrant may be exercised in whole or in part by the Warrant Holder by executing and delivering to the Company at its principal office the written notice of exercise in the form attached hereto as EXHIBIT W-1, specifying the portion of the Warrant to be exercised and accompanied by this Warrant, and paying to the Company the amount obtained by multiplying the number of Shares designated in the notice of exercise by the Exercise Price, as then in effect, in cash (in immediately available funds) or, where permitted by law, by cancellation of indebtedness of the Company to the Warrant Holder, or by surrender of shares of the Company's Common Stock that are clear of all liens, claims, encumbrances or security interests. Cash used in payment of some or all of the purchase price of any exercise hereunder, if in an amount in excess of One Hundred Thousand Dollars ($100,000), shall be by wire transfer of immediately available funds payable to the order of the Company.

         4.2 CONVERSION. In lieu of exercising this Warrant or any portion hereof, the Warrant Holder shall have the right to convert this Warrant or any portion hereof during the Exercise

Period into shares of Common Stock by executing and delivering to the Company at its principal office the written notice of conversion in the form attached hereto as EXHIBIT W-1, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of Shares to be issued upon such conversion shall be that number of Shares equal to the quotient obtained by dividing (x) the value of the converted portion of the Warrant at the time the conversion right is exercised (determined by subtracting the aggregate Exercise Price for the Shares represented by the portion of the Warrant to be converted from the Fair Market Value of such Shares at the time of conversion) by (y) the Fair Market Value of one Share at such time. As used herein, "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

         (a) if such Common Stock is then quoted on The Nasdaq National Market, the simple average of the closing sale prices as reported on The Nasdaq National Market for the ten (10) consecutive trading days prior to such date;


         (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the simple average of the closing sale prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading for the ten (10) consecutive trading days prior to such date;

         (c) if such Common Stock is publicly traded but is not quoted on The Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the simple average of the closing bid prices for the ten
(10) consecutive trading days prior to such date, as reported by The Wall Street Journal or other widely available reporting source, for the over-the-counter market; or

         (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.
Any portion of this Warrant that is converted shall be immediately canceled.

         4.3 INVESTMENT LETTER. Upon exercise or conversion of the Warrant in accordance with Sections 4.1 or 4.2 hereof, the Warrant Holder shall either
(i) execute and deliver to the Company an investment letter in the form attached hereto as EXHIBIT W-2 or (ii) deliver to the Company an opinion of counsel for the Warrant Holder reasonably satisfactory to the Company, stating that such exercise or conversion is exempt from the registration and prospectus delivery requirements of such the Securities Act of 1933, as amended (the "Securities Act").


         4.4 LIMITATION ON EXERCISE OR CONVERSION.  Notwithstanding
Sections 4.1 and 4.2 and any other provisions of this Warrant, the Warrant Holder's rights to obtain shares of Common Stock (or other voting securities that the Warrant Holder may otherwise become entitled to receive in accordance with Section 8 below) upon exercise or conversion of this Warrant shall be subject to the expiration or early termination of any applicable waiting periods relating to the acquisition of such securities by the Warrant Holder under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, if applicable, shall be subject to and limited by the provisions set forth in
Section 5.5 of the Purchase Agreement.

    5. DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after the exercise or conversion of this Warrant (in full or in part) in accordance with
Section 4 above, the Company at its expense will cause to be issued in the name of and delivered to the Warrant Holder (i) a certificate or certificates for the number of fully paid and nonassessable Shares to which the Warrant Holder shall be entitled upon such exercise or conversion and (ii) a new Warrant of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of the Warrant not exercised or converted by the Warrant Holder. The Warrant Holder shall for all purposes be deemed to have become the holder of record of such Shares at the close of business on the date on which this Warrant was surrendered together with a notice of exercise or conversion and, in the case of exercise, payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender, notice and payment is a date when the stock transfer books of the Company are closed, the Warrant Holder shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

    6. COVENANTS AS TO COMMON STOCK. The Company covenants and agrees that all the Shares will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times have authorized and reserved, and free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

    7. REGISTRATION RIGHTS. This Warrant and the Shares issued or issuable upon the exercise or conversion of this Warrant are subject to registration in accordance with the registration rights in favor of the Warrant Holder as provided for in Article VI of the Purchase Agreement.


    8.   ADJUSTMENTS.

         8.1 In the event that the Company shall (i) pay a dividend in, or make a distribution of, shares of capital stock or other securities (including, without limitation, any rights or options to subscribe to or purchase any additional shares of any class of its capital stock, any evidence of its indebtedness or assets, or any other rights or options) on its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of such shares or (iii) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of Shares purchasable upon the exercise of this Warrant shall be adjusted so that upon the subsequent exercise of this Warrant, the Warrant Holder shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock and other securities (of one or more classes) which such holder would have owned or would have been entitled to receive immediately following the happening of any of the events described above had this Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this Section shall, in the case of a dividend or distribution of stock or other securities, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Section, the Warrant Holder shall become entitled to receive shares or other units of two or more classes of capital stock or other securities of the Company upon a subsequent exercise hereof, the Board of Directors of the Company (whose reasonable determination shall be conclusive and, upon request by the Warrant Holder, shall be evidenced by a certified Board resolution delivered to the Warrant Holder) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock. The above provisions of this Section 8.1 shall apply similarly to successive stock dividends, subdivisions and combinations.

         8.2 In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Section 8.1 above or Section 8.4 below), any Warrant Holder, upon exercise of this Warrant, shall be entitled to receive, in substitution for the Common Stock to which it would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that it would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if this Warrant had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose reasonable determination shall be conclusive and, upon request by the Warrant Holder, shall be evidenced by a certified Board resolution delivered to the Warrant Holder) shall be made for the application of this Section 8.2 with respect to the rights and interests thereafter of the Warrant Holder (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock or other securities), to the end that this Section 8.2 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of this Warrant for any shares or securities or other property (or cash) thereafter deliverable upon the exercise hereof. The above provisions of this Section 8.2 shall apply similarly to successive reorganizations or recapitalizations.


         8.3 Whenever the number of shares of Common Stock or other securities purchasable upon exercise of this Warrant is adjusted as provided in this
Section 8, the Company will promptly deliver to the Warrant Holder a certificate signed by a Chairman or co-Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of securities or other property purchasable upon exercise of this Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 8, and setting forth a brief statement of the facts accounting for such adjustments; PROVIDED, HOWEVER, that failure to deliver any notice required under this
Section 8.3, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 8; and PROVIDED, FURTHER, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 9 hereof.

         8.4 In the event of any consolidation or share exchange reorganization of the Company with, or merger of the Company into, another corporation (other than a consolidation, share exchange reorganization or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the entity formed by such consolidation, share exchange reorganization or merger or the person which shall have acquired such property, as the case may be, shall execute and deliver to the Warrant Holder a new warrant providing that the Warrant Holder shall have the right thereafter (until the expiration of this Warrant) to receive, upon exercise of such warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, share exchange reorganization, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which this Warrant might have been exercised immediately prior to such consolidation, share exchange reorganization, merger, sale or transfer. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 8.4. The above provision of this
Section 8.4 shall similarly apply to successive consolidations, share exchange reorganizations, mergers, sales or transfers.

         8.5 Irrespective of any adjustments in the number or kind of shares or other securities or property issuable upon exercise of this Warrant, this Warrant and any replacement or balance Warrants thereafter issued may continue to express the same price and number and kind of shares as are stated in the original Warrant.

         8.6 The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of said Board, to make any computation required under this Section 8, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section 8.

         8.7 For the purpose of this Section 8, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Restated Articles of Incorporation of the Company, as amended, at the date of this Warrant, or
(ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this
Section 8, the Warrant Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 8, and all other provisions of this Warrant, with respect to the Common Stock, shall apply on like terms to any such other shares.

         8.8 The Company may, from time to time and to the extent permitted by law, reduce the exercise price of this Warrant by any amount for a period of not less than twenty (20) days. If the Company so reduces the exercise price of this Warrant, it will give the Warrant Holder not less than fifteen (15) days' notice of such decrease, and shall take such other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price.

         8.9 Whenever the number of Shares purchasable upon the exercise of this Warrant is adjusted as provided in Section 8, the Exercise Price for each Share payable upon exercise shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Shares so purchasable immediately thereafter.

    9. NOTICE OF CERTAIN CORPORATE ACTIONS. In case the Company after the date hereof shall propose (i) to offer to the holders of Common Stock, generally, rights to subscribe to or purchase any additional shares of any class of its capital stock, any evidences of its indebtedness or assets, or any other rights or options or (ii) to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall deliver to the Warrant Holder notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise Price and the number or kind of shares or other securities purchasable upon exercise of the Warrant which will be required as a result of such action. Such notice shall be sent, in the case of any action covered by clause (i) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clause (ii) above, at least twenty (20) days prior to the earlier of the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

    10. TAXES. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock or other securities of the Company upon the exercise hereof.

    11. NO FRACTIONAL INTERESTS. The Company shall not be required to issue any replacement or balance Warrant evidencing a fraction of a Warrant or to issue fractions of shares or other securities upon the exercise or conversion of this Warrant. If any fraction (calculated to the nearest one-hundredth) of a Warrant or of a share or other securities would, except for the provisions of this Section 11, be issuable upon the exercise or conversion of any Warrant, the Company shall, at its option, either purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the Fair Market Value thereof, or issue the required fractional Warrant, or share or other security. The Warrant Holder expressly waives any right to receive a replacement or balance Warrant evidencing any fraction of a Warrant or to receive any fractional share or other securities upon exercise or conversion of this Warrant, except as expressly provided in this Section 11. Each adjustment in the number of shares of Common Stock purchasable hereunder shall be calculated to the nearest whole share with fractional shares disregarded.

    12. NO STOCKHOLDER RIGHTS. This Warrant, as such, shall not entitle the Warrant Holder to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose whatever, nor shall anything contained herein be construed to confer upon the Warrant Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 9 hereof), or to receive dividend or subscription rights, or otherwise, until this Warrant shall have been exercised or converted in accordance with the provisions hereof.

    13. TRANSFER AND EXCHANGE OF WARRANT. Subject to Section 11, this Warrant is exchangeable, upon the surrender hereof by the Warrant Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of Shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Shares as shall be designated by the Warrant Holder at the time of such surrender. Subject, if applicable, to the restrictions provided in Section 5.10 of the Purchase Agreement, this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company, by the Warrant Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the Warrant Holder a new Warrant with respect to the Warrant balance not so transferred. Each taker and holder of this Warrant or any Warrant issued upon transfer hereof, by taking or holding the same, consents and agrees to be bound by the terms, conditions, representations and warranties hereof (and as a condition to any transfer of this Warrant the transferee shall upon request by the Company execute an agreement confirming the same), and, when this Warrant shall have been so endorsed and presented, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; PROVIDED, HOWEVER that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Warrant Holder hereof as the owner of this Warrant for all purposes.

    14. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such customary and reasonable terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

    15.  RESTRICTIONS ON TRANSFER,

         15.1 CERTIFICATES. Certificates representing any of the Shares acquired pursuant to the provisions of this Warrant shall have endorsed thereon the following legends, as appropriate.

              (a) Unless such Shares are received in a transaction registered under the Securities Act and qualified (if necessary) under applicable state securities laws:

    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

              (b) If such Shares are to be issued to Tako Ventures, LLC or its affiliates:

    "UNTIL JUNE 17, 2002, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL SET FORTH IN A CONVERTIBLE SECURED NOTE, OPTION AND WARRANT PURCHASE AGREEMENT DATED AS OF JUNE 17, 1997 BY AND AMONG SUPERGEN, INC., TAKO VENTURES, LLC AND, SOLELY FOR PURPOSES OF SECTIONS 5.3 AND 5.5 THEREOF, LAWRENCE J. ELLISON, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUPERGEN, INC. AT SUPERGEN, INC.'S PRINCIPAL EXECUTIVE OFFICES."

              (c) Any legend required to be placed thereon by any applicable state securities laws.

         15.2 COMPLIANCE WITH ACT. The Warrant Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon the exercise or conversion hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon the exercise or conversion hereof except under circumstances which will not result in a violation of the Securities Act or of applicable state securities laws.

    16.  MISCELLANEOUS.

         16.1 ENTIRE AGREEMENT. This Warrant and the related agreements referenced herein constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

         16.2 WAIVERS AND AMENDMENTS. This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         16.3 APPLICABLE LAW. This Warrant shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws (excluding conflicts of law rules) of the State of California applicable to contracts made and performed in that State; provided, however, that if the Company has merged into a Delaware corporation, then this Warrant shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws (excluding conflict of law rules) of the State of Delaware applicable to contracts made and performed in that State.

         16.4 NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other internationally recognized overnight courier service, or by mail, postage prepaid, registered or certified airmail, addressed to the applicable party as follows:

    if to the Warrant Holder, addressed
    to the Warrant Holder:             Tako Ventures, LLC
                                       c/o Howson & Simon
                                       220 Montgomery Street, Suite 1041
                                       San Francisco, CA  94101
                                       Attention:  Philip Simon
                                       Fax: (415) 788-1935

    with copies to:                    Rivin Detwiler Dudnick & Strikker
                                       351 California Street, Fifteenth  Floor
                                       San  Francisco, CA  94104
                                       Attention:  Andrew Dudnick, Esq.
                                       Fax: (415) 982-1401

                                       Gray Cary Ware & Freidenrich, A
                                       Professional Corporation
                                       400 Hamilton Avenue
                                       Palo Alto, CA  94301
                                       Attention:  Rod J. Howard, Esq., Brad J.
                                       Rock, Esq.
                                       Fax:  (415) 327-3699
    if to the Company,
    addressed to the Company:          SuperGen, Inc.
                                       Two Annabel Lane
                                       Suite 220
                                       San Ramon, California  94583
                                       Attention:  Dr. Joseph Rubinfeld
                                       Fax:  510-327-7347

    with a copy to:                    Wilson Sonsini Goodrich & Rosati
                                       Professional Corporation
                                       650 Page Mill Road
                                       Palo Alto, California 94304-1050
                                       Attn:  Page Mailliard, Esq.

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 16.4.

         16.5 HEADINGS. The headings in this Warrant are for convenience of reference only and shall not affect the meaning or interpretation of this Warrant.



                        SUPERGEN, INC.:



                        By:  /s/ Dr. Joseph Rubinfeld
                           ---------------------------------------------------

                        Title:   Dr. Joseph Rubinfeld, Chief Executive Officer,
                               -----------------------------------------------
                                 President and Chief Scientific Officer

                                     EXHIBIT W-1
                           NOTICE OF EXERCISE OR CONVERSION


                                                         Date:        , 19
                                                              --------    -----

SuperGen, Inc.
Two Annabel Lane
Suite 220
San Ramon, California  94583

Attention:
          --------------------

Dear M                :
      ----------------
     The undersigned hereby elects to exercise or convert the enclosed Warrant
dated      , 1997 issued to it by SuperGen, Inc. (the "Company").

     The undersigned elects to:

     /_/ Exercise the Warrant and to purchase thereunder ______________ shares of the Common Stock of the Company (the "Shares") at an exercise price of $13.50 per Share (as adjusted pursuant to Section 8 of the Warrant), or an aggregate purchase price of _______________________ Dollars ($____________) (the "Purchase
             Price"). Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full, of which Purchase Price, $________________is to be paid by tender of ______________ shares of the Company's Common Stock which are delivered herewith in form suitable for transfer.

     /_/ Convert the value of __________________ shares of the Common Stock issuable pursuant to the Warrant at the Exercise Price (as defined in the Warrant) of $13.50 per Share (as adjusted pursuant to Section 8 of the Warrant).

     The undersigned hereby represents and warrants that all of the representations and warranties of the undersigned set forth in Section 15.2 of the Warrant are true and correct as of the date hereof, and that the undersigned has executed and delivered the Investment Letter attached as EXHIBIT W-2 to the Warrant.

                                       Very truly yours,

                                       Warrant Holder

                                       By:
                                           -----------------------------------

                                       Title:
                                             ---------------------------------

Accepted and Acknowledged:

SuperGen, Inc.

By:
    -------------------------
Dated:                , 19
      ----------------    -----

                                     EXHIBIT W-2


THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO SUPERGEN, INC. ALONG WITH THE SUBSCRIPTION FORM BEFORE THE COMMON STOCK ISSUABLE UPON EXERCISE OF
THE WARRANT DATED      , 1997 WILL BE ISSUED.

                                  INVESTMENT LETTER

                                   _________, 19___

SuperGen, Inc.
Two Annabel Lane
San Ramon, California  94583

Attention:
          -----------------------

Dear M                :
      ----------------
     The undersigned, ________________ ("Purchaser"), intends to acquire up to __________________ shares of the Common Stock (the "Stock") of SuperGen, Inc. ("SuperGen") from SuperGen pursuant to the exercise of certain warrants to purchase stock held by the Purchaser. The Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by SuperGen, Purchaser represents, warrants and agrees as follows:

     The Purchaser is an accredited investor within the meaning of Rule 501 under the 1933 Act and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Stock and of protecting Purchaser's interests in connection therewith.

     Purchaser is acquiring the Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law.

     Purchaser has been advised that the Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by SuperGen on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

     Purchaser has been informed that under the 1933 Act, the Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Stock. Purchaser further agrees that SuperGen may refuse to permit Purchaser to sell, transfer or dispose of the Common Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for SuperGen, to the effect that such registration is not required.

     Purchaser also understands and agrees that there will be placed on the certificate(s) for the Stock, or any substitutions therefor, applicable legends stating in substance:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

     If such Shares are to be issued to Tako Ventures, LLC or its affiliates:
"THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL SET FORTH IN A CONVERTIBLE SECURED NOTE, OPTION AND WARRANT PURCHASE AGREEMENT DATED AS OF JUNE 17, 1997 BY AND AMONG SUPERGEN, INC., TAKO VENTURES, LLC AND, SOLELY FOR PURPOSES OF SECTIONS 5.3 AND 5.5 THEREOF, LAWRENCE J. ELLISON, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUPERGEN, INC. AT SUPERGEN, INC.'S PRINCIPAL EXECUTIVE OFFICES."

     Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Stock with Purchaser's counsel.

                                 Very truly yours,



                                 Purchaser

                                 By:
                                     ----------------------------------

                                 Title:
                                        -------------------------------